CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 27, 2005

Date of Report

(Date of Earliest Event Reported)

360 Global Wine Company

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50092 (Commission File Number)	(IRS Employer Identification No.)

One Kirkland Ranch Road,

Napa, California 94558

(Address of principal executive offices (zip code))

(707) 254-9100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01: Changes in Registrant’s Certifying Accountant

Lopez, Blevins, Bork & Associates, L.L.P, 360 Global Wine Company’s former accountant, resigned as the Company’s principal accountants on May 26, 2005. The Company has engaged David S. Hall P.C. as its principal accountants effective May 25, 2005. The decision to engage the new accountants has been approved by the Company's board of directors and its audit committee.

Lopez’s report dated May 11, 2005 on the Company’s consolidated balance sheet as of December 31, 2004, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the year then ended, for the period January 1, 2003  (Inception) to December 31, 2003 and for the period January 1, 2004 to December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except to the extent that, as discussed in Lopez’s report,  the Company suffered significant losses and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern.  The Company's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In connection with the Company’s audit for the fiscal year ended December 31, 2004, Lopez did not advise the Company with respect to any of the matters described in paragraphs  (a)(1)(v)(A) through (D) of Item 304 of Regulation S-B.

During the two most recent fiscal years ended December 31, 2004 and 2003 and in the subsequent interim periods through the date of dismissal, there were no disagreements with Lopez on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Lopez would have caused Lopez to make reference to the matter in their report.

The Company has authorized Lopez to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company’s principal independent accountant.  The Company has requested that Lopez review the disclosure and Lopez has been given an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which it does not agree with the statements made by the Company herein.  Such letter is filed as an exhibit to this Report.

The Company has not previously consulted with Hall regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event during the Company’s two most recent fiscal years ended December 31, 2003 and 2004, and any later interim period, including the interim period up to and including the date the relationship with Lopez ceased.  Neither has the Company received any written report or any oral advice concluding that there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

Hall has reviewed the disclosure in this Report before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 of Regulation S-B.  Hall did not furnish such a letter to the Commission.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

16.1	Letter from Lopez, Blevins, Bork & Associates, L.L.P regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

360 Global Wine Company

By: /s/ Joel Shapiro
Joel Shapiro CEO